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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
TRANSACTION SYSTEMS ARCHITECTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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TRANSACTION SYSTEMS ARCHITECTS, INC.

January 19, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders that will be held on Tuesday, February 20, 2001 at 10:00 A.M., at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    Please use this opportunity to take part in the affairs of the Company. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone.

    On behalf of the Board of Directors, I would like to express our appreciation for your interest in the Company.

Sincerely,

William E. Fisher Chairman of the Board of Directors and Chief Executive Officer

TRANSACTION SYSTEMS ARCHITECTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on February 20, 2001

    The Annual Meeting of Stockholders of Transaction Systems Architects, Inc. (the "Company") will be held at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, on February 20, 2001, at 10:00 A.M., for the following purposes:

  1.
  To elect six directors to hold office until the next Annual Meeting of Stockholders;

  2.
  To vote upon a proposal to amend the Company's 1999 Stock Option Plan to increase the number of shares of Class A Common Stock for which options may be granted under such plan;

  3.
  To vote upon a proposal to amend the Company's 1999 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock which may be sold under the plan;

  4.
  To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment of the Meeting.

    The Board of Directors has fixed the close of business on January 11, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. Each share of the Company's Class A Common Stock and each TSA Exchangeco Limited Exchangeable Share is entitled to one vote on all matters presented at the Annual Meeting.

    ALL HOLDERS OF THE COMPANY'S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. ALL HOLDERS OF TSA EXCHANGECO LIMITED EXCHANGEABLE SHARES (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE VOTING INSTRUCTION CARD ENCLOSED WITH THIS NOTICE TO THE TRUSTEE, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION.

David P. Stokes
Secretary

January 19, 2001

TRANSACTION SYSTEMS ARCHITECTS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
to be held on February 20, 2001

    This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors of Transaction Systems Architects, Inc. (the "Company" or "TSA") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 20, 2001, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which includes the Company's financial statements as of and for the year ended September 30, 2000, accompanies this Proxy Statement. Stockholders may obtain a copy of the Company's Annual Report on Form 10-K and a list of the exhibits thereto without charge by written request to Investor Relations, 224 South 108th Avenue, Omaha, Nebraska 68154. This Proxy Statement and the accompanying form of proxy are being mailed to holders of the Company's Class A Common Stock and this Proxy Statement and the accompanying form of voting instruction card are being mailed to holders of TSA Exchangeco Limited's Exchangeable Shares on or about January 19, 2001.

Proxy Solicitation

    The shares of the Company's Class A Common Stock, $.005 par value ("Common Stock") represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A holder of Common Stock ("Common Stockholder") who has given a proxy may revoke it prior to its exercise by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any Common Stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all Common Stock represented by properly executed proxies will be voted in accordance with specifications on the proxy. If no such specifications are made, proxies will be voted FOR the election of the six nominees for director listed in this Proxy Statement, FOR approval of the amendment to the Transaction Systems Architects, Inc. 1999 Stock Option Plan, FOR approval of the amendment to the Transaction Systems Architects, Inc. Employee Stock Purchase Plan, FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the September 30, 2001 fiscal year, and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

    Common Stockholders whose shares of Common Stock are registered directly with the Company's transfer agent, Wells Fargo Bank Minnesota, National Association, may vote electronically via the Internet or telephone. Such Common Stockholders should refer to the enclosed form of proxy for instructions on voting via the Internet or telephone. The Internet voting facilities for Common Stockholders of record will close at 12:00 p.m. Omaha time on February 19, 2001, and the telephone voting facilities for Common Stockholders of record will close at 11:00 a.m. Omaha time on February 19, 2001. Common Stockholders whose shares are registered in the name of a broker or bank should refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to them.

    Exchangeable Shares of TSA Exchangeco Limited, a Nova Scotia limited company and subsidiary of the Company ("Exchangeable Shares"), are designed to have economic rights equivalent to the Common Stock, and they can be exchanged on a one-for-one basis into shares of Common Stock. The

Exchangeable Shares were issued pursuant to the Company's acquisition of MessagingDirect Ltd. Holders of Exchangeable Shares ("Exchangeable Shareholders") may vote at the meeting by instructing Wells Fargo Bank Minnesota, National Association, the Trustee of the Trust created for the benefit of Exchangeable Shareholders, how to vote their Exchangeable Shares. Pursuant to the terms of the Trust, the Trustee holds a share of Special Preferred Voting Stock of the Company that entitles it to cast the number of votes equal to the number of Exchangeable Shares outstanding voting as a single class with the Common Stock. Pursuant to the terms of the trust, however, the Trustee will only vote, or grant proxies to vote, pursuant to the instructions of the Exchangeable Shareholders and will not vote, or grant proxies to vote, with respect to any Exchangeable Shares for which it has not received instructions from the Exchangeable Shareholder. An Exchangeable Shareholder may also instruct the Trustee to give a proxy to a person designated by the Exchangeable Shareholder, to grant a proxy to a designated representative of the management of the Company, or to grant a proxy to the Exchangeable Shareholder so that the Exchangeable Shareholder may attend the meeting and vote in person. Such proxies granted by the Trustee to a representative of management will only be voted with respect to the election of directors, amendment of the 1999 Stock Option Plan, amendment of the 1999 Employee Stock Purchase Plan, and appointment of the independent auditors in accordance with the instructions of the holders of the Exchangeable Shares as to such matters. As to any other matter that may come before the Annual Meeting, such proxies will authorize the person or persons voting the same to vote in accordance with their judgment. An Exchangeable Shareholder may revoke or amend instructions to the Trustee by giving written notice of revocation to the Trustee or by giving duly executed instructions bearing a later date. In order for instructions or revocations to be binding on the Trustee, they must be received by the Trustee no later than the close of business on February 16, 2001. Exchangeable Shareholders who are personally present at the Annual Meeting and submit identification satisfactory to the Trustee's representative at the meeting, and who either submits a written revocation of any previous instructions or have not previously given the Trustee instructions, may also receive a proxy from the Trustee to vote personally at the meeting. Exchangeable Shareholders should use the accompanying form of voting instruction card to instruct the Trustee.

    The Company will bear the expense of preparing, printing and mailing this Proxy Statement and proxies solicited hereby, and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Wells Fargo Bank Minnesota, National Association, to assist in the solicitation of proxies at a cost of approximately $20,000 plus normal out-of-pocket expenses.

Outstanding Shares and Voting Rights

    Only stockholders of record at the close of business on January 11, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 34,937,171 shares of Common Stock, issued and outstanding, excluding 1,476,145 shares of Common Stock held as treasury stock by the Company and 1,410,942 Exchangeable Shares issued and outstanding. The shares of Common Stock held as treasury stock are not entitled to be voted. Each holder of a share of Common Stock or an Exchangeable Share is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Holders of Common Stock or Exchangeable Shares may not cumulate their votes in the election of directors. Unless the context requires otherwise, all references to "shares" or "stockholders" in this Proxy Statement and at the Annual Meeting include all shares of Common Stock and all Exchangeable Shares entitled to vote at the Meeting and the holders thereof.

    The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares shall constitute a quorum. Election of a director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the six persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

    With respect to the amendment to the 1999 Stock Option Plan and the amendment to the 1999 Employee Stock Purchase Plan and ratification of the appointment of independent auditors, a stockholder may mark the accompanying form of proxy or voting instruction card to (i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the matter is required for approval of the amendment to the 1999 Stock Option Plan and the amendment to the 1999 Employee Stock Purchase Plan, and the affirmative vote of a majority of the shares represented at the Meeting and voting on the matter is required for ratification of the appointment of independent auditors. Proxies or voting instruction cards marked to abstain from voting with respect to the amendment to either the 1999 Stock Option Plan or the amendment to the 1999 Employee Stock Purchase Plan will have the legal effect of voting against such matter, and with respect to the ratification of independent auditors will have the effect of being represented for quorum purposes but not voted. The shares represented by broker proxies which are not voted with respect to the amendment to the 1999 Stock Option Plan, the amendment to the 1999 Employee Purchase Plan, or the ratification of the appointment of independent auditors will be considered represented at the Meeting and entitled to vote only as to those matters actually voted. The Exchangeable Shares represented by proxies granted by the Trustee to a representative of management which are not voted with respect to the election of directors, the amendment to the 1999 Stock Option Plan, the amendment to the 1999 Employee Stock Purchase Plan, or the ratification of the appointment of independent auditors will be considered represented at the Meeting and entitled to vote only as to those matters actually voted.

1.  ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of six members. The Board of Directors has nominated the following persons, each of whom is currently serving as a director, for election as directors to serve until the 2002 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Nominees

    William E. Fisher. Mr. Fisher has been a Director and Chairman of the Board of the Company since its formation in 1993. Mr. Fisher has been the Chief Executive Officer of the Company since May 2000 and also served as the Company's President and Chief Executive Officer from November 1993 to November 1999. From 1987 to 1999, Mr. Fisher served in various capacities at ACI Worldwide Inc (a subsidiary of the Company, "ACI"), including Vice President of Financial Systems, Senior Vice President of Software and Services, Executive Vice President, Chief Operating Officer, President and Chief Executive Officer. Prior to joining ACI, he held the position of President for the Government Services Division of First Data Resources ("FDR"), an information processing company. Mr. Fisher is a director of West Corporation (Nasdaq: WSTC) and The TriZetto Group, Inc. (Nasdaq: TZIX). West Corporation is a provider of outsourced customized telecommunications-based services, inbound operator services, automated voice response services and outbound direct teleservices. The TriZetto Group is a provider of vertical Internet-enabled application services and business portals for the healthcare industry. Mr. Fisher is 54 years old.

    Gregory J. Duman. Mr. Duman has been a Director of the Company since March 2000. Mr. Duman is currently the Chief Financial Officer of Artios, Inc., a privately-held company providing business-to-business electronic exchange services. Prior to joining Artios, Inc. in May 2000, Mr. Duman served as Vice President and Chief Financial Officer of the Company from its formation in 1993 to September 1998, and as the Company's Executive Vice President—Lines of Business from September 1998 to April 2000. After joining ACI in 1983 as Director of Administration, Mr. Duman became ACI's Controller in 1985, and its Vice President and Chief Financial Officer in 1991. Prior to joining ACI, Mr. Duman worked for Authur Andersen & Co. as a certified public accountant. Mr. Duman is a director of Digital Courier Technologies, Inc. (Other OTC: DCTI) and Transgenomic, Inc. (Nasdaq: TBIO). Digital Courier provides software and systems to businesses, Internet merchants, and financial institutions. Transgenomic provides research tools that enable researchers to discover and understand variations in the human genetic code. Mr. Duman is 45 years old.

    Charles E. Noell, III. Mr. Noell has been a Director of the Company since January 1994. Mr. Noell is the Managing Partner of JMI Equity Fund, L.P. ("JMI"), a private investment fund. Prior to joining JMI in 1992, Mr. Noell served at various positions at Alex. Brown & Sons Incorporated, including Managing Director and head of the Technology Group. Mr. Noell is a director of Peregrine Systems, Inc. (Nasdaq: PRGN) and NEON Systems, Inc. (Nasdaq: NESY). Peregrine is a provider of enterprise-wide infrastructure management software. NEON is a provider of enterprise access and integration software. Mr. Noell is 49 years old.

    Jim D. Kever. Mr. Kever has been a Director of the Company since November 1996. Mr. Kever is a director of Quintiles Transnational Corp. (Nasdaq: QTRN), which provides testing and marketing services to help pharmaceutical companies commercialize their products. Mr. Kever is currently President and Chief Executive Officer of Envoy Corporation, which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. Envoy provides electronic processing services, primarily to the healthcare industry. He joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever has been a director of Envoy since 1981, and from 1984 until 1995, he was Executive Vice President of Envoy. Before joining Envoy, he was employed by Datanet, a corporation providing pharmaceutical software. From 1977 until 1979, Mr. Kever was with the certified public accounting firm of Peat, Marwick, Mitchell & Co. in the tax division. Mr. Kever is 48 years old.

    Larry G. Fendley. Mr. Fendley has been a Director of the Company since November 1996. Mr. Fendley is a consultant to eOnline, inc., an SAP-Certified Application Service Provider. From April 1999 until April 2000, Mr. Fendley was the Senior Vice President of Operations of eOnline, inc. Mr. Fendley also provides consulting services to transaction processing and software companies. Until mid-1998, he was Executive Vice President—Product Delivery Services for CSG Systems, Inc., a subsidiary of CSG Systems International, Inc. (Nasdaq: CSGS). Prior to joining CSG Systems in 1996, he was with Citibank, N.A. for ten years, most recently as General Manager of Information Services for the European, North American Card Products Division. Prior to Citibank, Mr. Fendley was with FDR as Vice President—Computer Technology and with Motorola in the Communications Products Division as International Operations Manager. Mr. Fendley is 59 years old.

    Roger K. Alexander. Mr. Alexander has been a Director of the Company since February 2000. Since January 2000, Mr. Alexander has been a partner in the London office of Edgar, Dunn & Company, a management consulting firm based in San Francisco. From 1994 through 1999, Mr. Alexander was Managing Director of Barclays Bank Emerging Markets Group based in London, England. From 1968 to 1994, he held various operations, systems development, and management positions at Barclays Bank. Mr. Alexander is 52 years old.

Information Regarding the Board and its Committees

    Each non-employee Director receives a $3,125 fee per quarter for his services. Mr. Fisher does not receive any compensation for his services as a director. All directors are reimbursed for expenses incurred in connection with attendance at Board of Director and committee meetings.

    During fiscal 2000, there were four meetings of the Board of Directors. Each incumbent director who was a member of the Board of Directors during fiscal year 2000 attended all of the meetings except Messrs. Kever and Noell, each of whom attended three of the four board meetings, and Mr. Duman attended one of the two meetings since his appointment to the Board of Directors.

    Each of Messrs. Kever and Fendley were granted a stock option for 20,000 shares of Common Stock upon their respective appointments to the Board of Directors in November 1996. These options were granted under the Transaction Systems Architects, Inc. 1996 Stock Option Plan at an exercise price of $33.25 per share, which was the market price of the Common Stock on that day. Mr. Alexander was granted a stock option for 20,000 shares of Common Stock upon his appointment to the Board of Directors in February 2000. Mr. Noell was granted a stock option for 20,000 shares of Common Stock in January 2000. These options were granted to Messrs. Alexander and Noell under the Transaction Systems Architects, Inc. 1996 Stock Option Plan at exercise prices of $25.938 and $23.375 per share, respectively, which were the market prices of the Common Stock on the respective grant dates. Additionally, each of Messrs. Kever, Fendley, Alexander, and Noell receive options for 4,000 additional shares of Common Stock on the anniversary of their respective elections to the Board except for Mr. Noell, who receives options for 4,000 additional shares of Common Stock on the anniversary of his initial grant of 20,000 shares of Common Stock in January 2000, in each of the four succeeding years so long as they remain a member of the Board of Directors on such anniversary dates. Accordingly, in November 1997, 1998, 1999, and 2000, each of Messrs. Kever and Fendley were granted stock options for 4,000 shares of Common Stock at an exercise price per share of $39.125 for options granted in 1997, $36.375 for options granted in 1998, $31.9375 for options granted in 1999, and $13.875 for options granted in 2000, and in January 2001, Mr. Noell was granted a stock option for 4,000 shares of Common Stock at an exercise price of $11.8125 per share. Vesting of these options is 20% per year at the end of each of five years. Mr. Duman declined receipt of any options which would have otherwise been granted to him under the Transaction Systems Architects, Inc. 1996 Stock Option Plan, and in lieu thereof received an amendment to prior stock option agreements to permit all of his previously-granted options to purchase a total of 58,000 shares to continue to vest and to extend the exercise period for such options notwithstanding Mr. Duman's resignation as an employee of the Company, such extension being subject to Mr. Duman's continuing to serve as a director of the Company. On May 5, 2000, at an exercise price of $16.688 per share, each of Messrs. Kever, Fendley, Alexander, and Noell were granted an option for 6,250 shares of Common Stock from the Transaction Systems Architects, Inc. 2000 Non-employee Director Stock Option Plan, said Plan having been approved by the Company's Board of Directors in May 2000 and under which a total of 25,000 shares of Common Stock are authorized. All options granted under the Company's 2000 Non-employee Director Stock Option Plan vest 33 1/3% per year at the end of each of three years.

Information Regarding Stock Ownership

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2000, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock. Because the 1,778,429 shares of

Common Stock and 1,410,942 Exchangeable Shares issued pursuant to the acquisition of MessagingDirect Ltd. were issued after December 31, 2000, they are not reflected in the percentages included in this table.

Beneficial Owner	Number of Shares	Percent
Waddell & Reed, Financial, Inc.(1) 466 Lexington Avenue, New York, NY 10017	3,437,300	10.4
Massachusetts Financial Services Co.(2) 500 Boylston Street, Boston, MA 02116	2,941,802	8.9
Jurika & Voyles, L.P.(3) 825 Duportail Road, Wayne, PA 19087	2,001,580	6.0
Brown Capital Management, Inc.(4) 1201 N. Calvert Street, Baltimore, MD 21202	1,683,700	5.1
Charles E. Noell, III(5)	14,325	*
Jim D. Kever(6)	20,800	*
Larry G. Fendley(7)	24,700	*
Gregory J. Duman(8)	148,994	*
Roger K. Alexander(9)	0	*
William E. Fisher(10)(11)	525,000	1.6
David C. Russell(10)(12)	112,579	*
Anthony J. Parkinson(10)(13)	46,166	*
Edward H. Mangold(10)(14)	187,008	*
Mark R. Vipond(10)(15)	121,583	*
All Directors and Executive Officers as a Group (15 persons)(16)	1,452,081	4.4

*
Less than 1% of the outstanding Common Stock.

(1)
The number of shares in the table is based on a Schedule 13F dated September 30, 2000, which indicates that Waddell & Reed, Financial, Inc. and related entities have sole investment discretion and sole voting power over all of these shares.

(2)
The number of shares in the table is based on a Schedule 13F dated September 30, 2000, which indicates that Massachusetts Financial Services Co. has sole investment discretion over 2,941,802, sole voting power over 2,298,882 shares, and no voting power over 642,920 shares.

(3)
The number of shares in the table is based on a Schedule 13F dated September 30, 2000.

(4)
The number of shares in this table is based on a Schedule 13F filed on November 15, 2000, which indicates that Brown Capital Management, Inc. has sole investment discretion over 1,683,700 shares, sole voting power over 1,152,700 shares, and shared voting power over 531,000 shares.

(5)
Includes 1,650 shares owned by Mr. Noell's children. Mr. Noell's business mailing address is 12680 High Bluff Road, Number 200, San Diego, CA 92130-2002.

(6)
Consists of 20,800 shares issuable upon exercise of options. Mr. Kever's business mailing address is Two Lakeview Place, 15 Century Boulevard, Suite 600, Nashville, TN 37214.

(7)
Includes 20,800 shares issuable upon exercise of options and 600 shares owned by Mr. Fendley's wife. Mr. Fendley's business mailing address is 635 Southwest 42nd Street, Paris, TX 75460.

(8)
Includes 33,916 shares issuable upon exercise of options and 1,800 owned by Mr. Duman's children. Mr. Duman's business mailing address is 13710 FNB Parkway, Suite 300, Omaha, NE 68154.

(9)
Mr. Alexander's business mailing address is Candlewick House, 120 Cannon Street, London, England EC4N 6AS.

(10)
The business address is 224 South 108th Avenue, Omaha, NE 68154.

(11)
Includes 450,000 owned by a corporation of which Mr. Fisher is a principal shareholder. Also includes 75,000 shares issuable upon exercise of options.

(12)
Includes 84,073 shares issuable upon exercise of options.

(13)
Includes 31,166 shares issuable upon exercise of options.

(14)
Includes 67,416 shares issuable upon exercise of options and 35,000 shares owned by Mr. Mangold's wife.

(15)
Includes 67,416 shares issuable upon exercise of options and 5,000 shares owned by Mr. Vipond's wife.

(16)
Includes 584,538 shares issuable upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") require the Company's directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than ten percent of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during or with respect to the last fiscal year were filed on time, except that David C. Russell, Jim D. Kever, Larry G. Fendley, Charles E. Noell, III, and Roger K. Alexander each failed to timely file a Form 5 to report one transaction. Messrs. Russell, Kever, Fendley, Noell, and Alexander each subsequently filed appropriate forms.

Information Regarding Executive Officer Compensation

    The following table sets forth certain compensation information as to the Chief Executive Officer ("CEO") and the four highest paid executive officers (collectively, the "Named Executive Officers") of the Company for each of the years ended September 30, 1998, 1999, and 2000:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
	Annual Compensation
				Other Annual Compensation ($)(2)
Name and Principal Position	Year	Salary($)	Bonus ($)(1)		Securities Underlying Options(#)(3)	All Other Compensation ($)(4)(5)
William E. Fisher	2000	206,250	69,833	59,340	125,000	4,153
Chairman and	1999	250,000	231,489	—	18,000	4,153
Chief Executive Officer	1998	233,333	255,768	—	None	4,153
David C. Russell	2000	241,250	118,714	—	130,000	4,153
President	1999	172,500	130,799	—	18,000	4,153
	1998	150,000	154,255	—	None	4,153
Edward H. Mangold	2000	160,000	174,562	—	27,000	4,153
Senior Vice President	1999	145,000	212,542	—	9,000	4,153
	1998	96,791	234,618	—	None	4,698
Anthony J. Parkinson	2000	100,000	334,570	—	27,000	4,153
Senior Vice President	1999	100,000	340,628	—	9,000	4,153
	1998	65,000	454,178	—	None	153
Mark R. Vipond	2000	157,500	93,737	—	27,000	4,153
Senior Vice President	1999	130,000	82,877	—	9,000	4,528
	1998	100,000	106,024	—	None	4,403

(1)
The Company's executive officers are eligible for quarterly cash bonuses. Such bonuses are generally based upon achievement of corporate, geographic or product performance objectives including sales, pretax profit, backlog, and cash flow.

(2)
Includes incremental amounts paid by the Company for personal use of the Company Airplane.

(3)
Includes options granted from the Company's 1999, 1996, and 1994 Stock Option Plans.

(4)
Includes contributions made to the Company's retirement plans. For fiscal 2000, employer contributions to the Company's 401(k) Retirement Plan were $4,000 each for Messrs. Fisher, Russell, Parkinson, Mangold, and Vipond.

(5)
Each of Messrs. Fisher, Russell, Parkinson, Mangold, and Vipond, and certain other executive officers are a party to an agreement pursuant to which each has agreed not to compete with the Company for so long as he or she is a stockholder of the Company. At the election of the Company, the non-compete agreement may remain in effect for two years after termination of employment (even if he or she is no longer a stockholder) if the Company pays him or her for two years. No amounts were paid in fiscal 2000 under this arrangement.

Stock Options

    The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal 2000:

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value($)(2)
William E. Fisher	125,000	10.43%	25.9380	2/22/10	1,782,388
David C. Russell	5,000	0.42%	25.0625	10/19/09	68,890
	58,753	4.90%	25.9380	2/22/10	840,515
	23,837	1.99%	27.2500	3/29/10	367,286
	42,410	3.54%	18.5630	8/8/10	432,785
Edward H. Mangold	2,000.17%		25.0625	10/19/09	27,556
	25,000	2.09%	25.9380	2/22/10	356,478
Anthony J. Parkinson	2,000.17%		25.0625	10/19/09	27,556
	25,000	2.09%	25.9380	2/22/10	356,478
Mark R. Vipond	2,000.17%		25.0625	10/19/09	27,556
	25,000	2.09%	25.9380	2/22/10	356,478

(1)
The options referred to in this table were granted under the Company's 1994, 1996, and 1999 Stock Option Plans. Vesting of the options granted under the 1999 Stock Option Plan occurs on an annual pro rata basis over a term of three years from the date of grant. Vesting of options granted under the 1994 and 1996 Plans occurs on a monthly and annual pro rata basis over a term of 48 months from the grant date, respectively.

(2)
Grant date present value is determined using a modified Black-Scholes option-pricing model. The estimated values under the model are based on several assumptions, including a weighted-average expected volatility of 38%, a weighted-average risk-free rate of return of 6.2%, no dividend yield and expected option lives of 6.0 years and may not be indicative of actual value. The actual gain, if any, the option holder may realize will equal the excess of the actual market price of the stock on the date the option is exercised over the exercise price. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
				Value of Unexercised in-the-Money Options Fiscal Year-End($)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable(1)
William E. Fisher	0	0	81,000/162,000	0/0
David C. Russell	0	0	81,985/166,015	0/0
Edward H. Mangold	0	0	66,750/54,250	0/0
Anthony J. Parkinson	10,000	179,729	30,500/45,500	0/0
Mark R. Vipond	0	0	12,500/21,500	0/0

(1)
None of the options are "In-the-Money" options at the end of the last fiscal year, since the fair market value (closing bid price per the NASDAQ National Market) of the Common Stock at the end of the last fiscal year ($16.313 per share on September 29, 2000) did not exceed the exercise price of the options.

Contemplated Stock Option Exchange Offer

    Presently, the vast majority of TSA's outstanding employee stock options have exercise prices greater than the current market price of TSA Common Stock. Stock options have been a significant component of employee compensation at TSA as at many other technology companies. To address the diminution in the value of TSA's outstanding employee stock options due to the decline in market value of the Company's Common Stock and the resulting adverse impact on employee incentive, TSA is contemplating making the following opportunity available to employees who hold options under the Company's 1994, 1996, and 1999 Stock Option Plans ("Existing Options"). The employees would be given the opportunity to exchange Existing Options for replacement options ("Replacement Options") to purchase the same number of common shares as under the Existing Options. The Replacement Options would be issued six months and one day after the effective date of the exchange ("New Grant Date"), provided that on the New Grant Date the person is eligible to receive options under the terms of the applicable stock option plan, which generally requires employment with the Company at the time of grant. The exercise price on the Replacement Options would be the closing bid price for TSA Common Stock on the New Grant Date. It is presently contemplated that most of the Replacement Options would become exercisable at a rate of 1/18th of the underlying shares after each month commencing with the New Grant Date, which is a faster rate than the Existing Options. All Existing Options exchanged by the holders would be cancelled. Each Replacement Option would be issued under the same option plan as the Existing Option for which it is exchanged. Under the terms of the Company's 1994, 1996, and 1999 Stock Option Plans, the number of shares underlying cancelled Existing Options would become available for issuance of options under the plans as if the cancelled Existing Options had never been granted. The number of shares underlying cancelled Existing Options would be reserved for issuance under the Replacement Options to be granted to the previous holder of the Existing Options. Accordingly, none of the shares that are the subject of the proposal to increase the number of shares for which options may be granted under the 1999 Stock Option Plan would be used in the exchange offer and instead would be available for additional new grants. See, "Approval of Amendment to the 1999 Stock Option Plan." Certain highly compensated employees of the Company who have recently been granted options by the Company and all directors of the Company would be ineligible to participate in the contemplated exchange offer. The Company's intent is that the contemplated exchange offer would not be a repricing for purposes of FASB Interpretation No. 44 and that the granting of the Replacement Options would generate no compensation expense. THIS IS NOT AN OFFER TO ANY OPTION HOLDERS. IF THE COMPANY MAKES THE PRESENTLY CONTEMPLATED EXCHANGE OFFER, IT WOULD BE MADE

THROUGH AN EXCHANGE OFFER STATEMENT AND WOULD BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE EXCHANGE OFFER STATEMENT. ELIGIBLE OPTION HOLDERS SHOULD READ THE EXCHANGE OFFER STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WOULD CONTAIN IMPORTANT INFORMATION. ELIGIBLE OPTION HOLDERS WOULD BE PROVIDED THE EXCHANGE OFFER STATEMENT BY THE COMPANY AND IT WOULD ALSO BE AVAILABLE FOR FREE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV.

Severance Compensation Agreements

    The Company has entered into Severance Compensation Agreements (the "Agreements") with 9 of its executive officers, including each of the Named Executive Officers, and 8 other employees. Generally, the Agreements provide that if there is a Change in Control (as defined in the Agreements) of the Company and the employee's employment with the Company is subsequently terminated within two years after the Change in Control other than as a result of death, Retirement (as defined in the Agreements), termination by the Company for Cause (as defined in the Agreements), or the employee's decision to terminate employment other than for Good Reason (as defined in the Agreements), the employee will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (i) a lump-sum payment (the "Severance Amount") equal to, in the case of Messrs. Fisher and Russell, and Douglas Parr and David P. Stokes, two times the average Compensation (as defined in the Agreements) of the employee during the two most recent fiscal years of the Company ending prior to the Date of Termination (as defined in the Agreements), or in the case of the other executive officers (including Messrs. Mangold, Vipond, and Parkinson) and employees who entered into Severance Compensation Agreements with the Company, one times the average Compensation of the employee during the two most recent fiscal years of the Company ending prior to the Date of Termination; (ii) earned but unpaid base salary through the Date of Termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the greater of the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the Date of Termination or the average quarterly incentive award made to the employee for the most recent three fiscal years ending prior to the Date of Termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless the employee's termination of employment is the result of the employee's Disability (as defined in the Agreements), continued participation at the Company's cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or two years from the Date of Termination.

    For purposes of determining the Severance Amount referred to above, compensation generally includes compensation includable in the gross income of the employee, but excluding amounts realized on the exercise of non-qualified stock options, amounts realized from the sale of stock acquired under an incentive stock option or an employee stock purchase plan, and compensation deferrals made pursuant to any plan or arrangement maintained by the Company. In no event will the Severance Amount be less than two times the employee's annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the Date of Termination or (ii) on the date six months prior to the Date of Termination.

    Under the Agreements, in the event of a Change in Control, unvested awards and benefits (other than stock options or awards) allocated to the employee under Incentive Plans shall fully vest and become payable in cash.

    The Agreements provide that in the event any payment by the Company would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee will be entitled to an additional payment in an amount such that, after payment by the employee of all taxes, the employee is in the same after-tax position as if no excise tax had been imposed.

    Under the Agreements, the Company agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise. The Company also agrees to obtain and maintain a directors' and officers' liability insurance policy covering the employee.

    The Agreements terminate upon the earlier of (i) termination of employment for any reason prior to a Change in Control and (ii) three years after the date of a Change in Control.

    For a complete copy of the Severance Agreements, see Exhibit 10.32 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

CEO's Employment Agreement and Loan

    Subsequent to fiscal 2000, the Company reached an agreement with Mr. Fisher, the Company's Chief Executive Officer ("CEO"), on an employment and incentive compensation package (the "Compensation Package"). The Compensation Package provides an annual base salary of $200,000 per fiscal year and for the company to loan Mr. Fisher a total of $3,000,000. The loan bears interest at 6.35% and is due in the first quarter of 2004. The loan and accrued interest are subject to forgiveness in the event of certain changes in control, death, or termination without cause; one-half of the principal and interest is subject to forgiveness if Mr. Fisher remains employed with the Company for the three-year term of the Compensation Package, and one-half of the principal and interest is subject to forgiveness in the event the closing bid for the Company's Common Stock reaches certain price targets. As of September 30, 2000, the Company had advanced Mr. Fisher $2,000,000. Subsequent to September 30, 2000, the Company advanced Mr. Fisher the remaining $1,000,000. No compensation expense related to the Compensation Package was recorded in fiscal 2000.

Certain Transactions

    The Company and KFS Management, Inc. are parties to agreements pursuant to which KFS Management, Inc. leased two aircraft to the Company on a non-exclusive basis for business use by the Company. The lease agreements terminated on December 31, 1999. Mr. Fisher and his brother-in-law are the sole stockholders of KFS Management, Inc. During fiscal 2000, the Company paid KFS Management, Inc. a total of $65,000 under the leases agreements. During fiscal 2000, the Company also reimbursed KFS Management, Inc. a total of $8,507 for aircraft-related supplies and the services of its employees.

REPORT OF THE AUDIT COMMITTEE

    The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of Messrs. Fendley, Kever and Noell, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee Charter is attached as Exhibit A. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes thereto in the Company's fiscal 2000 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held two meetings in fiscal 2000.

    The Company's outside independent public accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements, in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

    The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent public accountants' independence required by the Independence Standards Board Standard No. 1.

    The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for their audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for fiscal 2001.

MEMBERS OF THE AUDIT COMMITTEE

Larry G. Fendley
Jim D. Kever
Charles E. Noell, III

REPORT OF THE COMPENSATION COMMITTEE

    The Company has a standing Compensation Committee (the "Compensation Committee") of the Board of Directors. The Compensation Committee consists of Messrs. Alexander, Kever, and Noell. All issues relating to executive officer compensation are addressed by the Compensation Committee. The Compensation Committee approves base salary and incentive compensation for all executive officers. During fiscal 2000, the Compensation Committee held one meeting.

    The components of the Company's executive compensation program consist of base salaries and annual incentive plans. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and generate favorable returns for its stockholders.

    Base Salary.  Each executive officer's base salary, except for Mr. Fisher's salary, is based on the recommendation of Mr. Fisher to the Compensation Committee. Such recommendations are derived primarily through a comparison of industry and competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. ("Culpepper"). In comparison to those surveys, base salaries recommended are slightly lower than the average of other comparably- sized software companies. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

    Incentive Compensation Plan.  For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company's strategic plans and annual operating budgets. Mr. Fisher provides recommendations to the Compensation Committee for incentive compensation for each executive officer, exclusive of himself. The level of incentive compensation recommended for each executive officer is derived through a comparison of industry and competitive labor markets from surveys conducted by Culpepper. In comparison to those surveys, the incentive compensation recommended approximates the average of other comparably-sized software companies. Under these incentive compensation plans, an executive's potential incentive payment is related to the Company's profit attainment, ending backlog, cash flow, and/or the financial performance of an executive's division or department. Because the Company's profit, backlog, cash flow, and divisional financial performance, all being substantial factors in the calculation of incentive compensation, did not meet the Company's expectations in fiscal 2000, bonuses for each of the Company's Named Executive Officers did not meet target levels for fiscal 2000.

    CEO Compensation.  Compensation for Mr. Fisher, who, exclusive of the period between November 1999 and May 2000, served as the Company's Chief Executive Officer during fiscal 2000, was based on the same criteria used for executive officers generally, as described above. In addition to his base salary, in fiscal 2000 Mr. Fisher was eligible to earn 50% of his base salary if the Company attained 100% of its targets. As compared to industry surveys conducted by Culpepper, Mr. Fisher's base salary was approximately 64% lower than the average and his incentive compensation target for fiscal 2000 was approximately 76% lower than the average. Mr. Fisher's actual combined earnings for fiscal 2000 were approximately 69% less than the average. His maximum possible bonus for fiscal 2000 was 75% of his base salary if the Company exceeded its targets. For fiscal 2000, the Company did not achieve 100% of its targets and Mr. Fisher earned as a bonus 35% of his base salary.

    In May 2000, Mr. Fisher returned to the office of CEO after having resigned the position in November 1999. The Compensation Committee then began discussions with Mr. Fisher to reach an agreement to secure his continued services as the Company's CEO to ensure the Company's leadership for a reasonable term. The discussions resulted in the Compensation Package described above in the section entitled "CEO's Employment Agreement and Loan."

    Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Other than pursuant to the Compensation Package, which is discussed within the section entitled "CEO's Employment Agreement and Loan," the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000 and it currently intends to structure the performance-based portion of the compensation of its other executive officers in a manner that complies with this statute.

MEMBERS OF THE COMPENSATION COMMITTEE

Roger K. Alexander
Jim D. Kever
Charles E. Noell, III

Compensation Committee Interlocks and Insider Participation

    The current members of the Compensation Committee are Messrs. Alexander, Kever, and Noell. None of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

    In accordance with Securities and Exchange Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services ("C&DP") Index for comparison.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRANSACTION SYSTEMS ARCHITECTS, INC., THE S&P 500 INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

    Assumes $100 invested on 9/30/95 in the Company's Common Stock (at a closing price on that date of $13.373 per share, adjusted for a two-for-one stock split effected in the form of a 100% stock dividend in July 1996), the S&P 500 Index and the NASDAQ C&DP Index.

2.  APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION PLAN

    In January 2001, the Board of Directors adopted, subject to the approval of the stockholders of the Company, an amendment to the 1999 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted under the 1999 Stock Option Plan from 2,000,000 to 3,000,000. At the Annual Meeting of Stockholders held on February 23, 1999, the stockholders approved the issuance of 1,000,000 shares of the Company's Common Stock under the 1999 Stock Option Plan. At the last Annual Meeting, held on February 22, 2000, the stockholders approved an additional 1,000,000 shares of the Company's Common Stock under the 1999 Stock Option Plan. Of the 2,000,000 shares so approved under the 1999 Stock Option Plan, only 24,045 shares remain available for new grants as of December 27, 2000. The addition of another 1,000,000 shares, bringing the total authorized under the 1999 Stock Option Plan to 3,000,000 shares, is the only proposed amendment to 1999 Stock Option Plan. None of the 1,000,000 shares that are the subject of this proposed amendment would be used for the contemplated exchange of options discussed above under "Contemplated Stock Option Exchange Offer." Under the terms of the Company's 1994, 1996, and 1999 Stock Option Plans, the number of shares underlying cancelled Existing Options would become available for issuance of options under the plans as if the cancelled Existing Options had never been granted and thus such shares would become available for issuance pursuant to the Replacement Options. Accordingly, if the proposed amendment is approved, all of the 1,000,000 shares will be available for additional new grants.

    As of December 31, 2000, the Company has granted under the 1999 Stock Option Plan options to purchase an aggregate of 1,395,622 shares to all employees, including all current officers who are not executive officers, as a group. As of December 31, 2000, the Company has granted under the 1999 Stock Option Plan options to purchase an aggregate of 563,732 shares to all current executive officers of the Company as a group. As of December 31, 2000, the Company has granted under the 1999 Stock Option Plan options to purchase 117,410 shares, 69,023 shares, 36,000 shares, and 97,918 shares to Messrs. Russell, Mangold, Parkinson, and Vipond, respectively. As of December 31, 2000, the Company has granted under the 1999 Stock Option Plan options to purchase an aggregate of 143,000 shares to Mr. Fisher, all of which options granted to Mr. Fisher under the 1999 Stock Option Plan were cancelled prior to December 31, 2000. As of December 31, 2000, the Company has granted under the 1999 Stock Option Plan options to purchase an aggregate of 23,000 shares to Mr. Duman. No options have been granted under the 1999 Stock Option Plan to any other current directors who are not executive officers.

    The last sale price of the Company's Common Stock on January 11, 2001, as reported by the NASDAQ National Market, was $12.875 per share.

    The following summary description of the 1999 Stock Option Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, which is set forth as Appendix B to this Proxy Statement.

    The 1999 Stock Option Plan allows the Compensation Committee (or such other committee of the Board as may be directed by the Board) (the "Committee") to provide for awards for employees of the Company and its subsidiaries from time to time, in its sole discretion, of stock options (including incentive stock options qualifying under Section 422 of the Code and non-qualified stock options which do not so qualify), that the Committee determines to be consistent with the objectives and limitations of the 1999 Stock Option Plan. All employees of the Company or any subsidiary of the Company who are actively and customarily employed for 20 hours or more per week are eligible to participate in the 1999 Stock Option Plan, including employees who are members of the Board of Directors. As of December 31, 2000, the Company and its subsidiaries have approximately 1,896 eligible employees. The 1999 Stock Option Plan will expire, unless earlier terminated, on February 22, 2009.

    If the proposed amendment to the 1999 Stock Option Plan is approved by the stockholders, an aggregate of 3,000,000 shares of Common Stock will be available under the 1999 Stock Option Plan, with 1,975,955 of these shares being subject to options previously granted under the 1999 Stock Option

Plan as of December 27, 2000. The shares subject to grants that terminate unexercised will be available for future grants. The total number of shares of Common Stock for which options may be granted to any "covered employee" within the meaning of Code Section 162(m) during any twelve-month period will not exceed 118,000 in the aggregate, subject to adjustment as provided below. Adjustments will be made in the number of shares subject to existing or future awards under the 1999 Stock Option Plan and in the exercise price of an outstanding award in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares, or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding options and the shares of Common Stock for which options may be granted, including without limitation the revision, cancellation or termination of any outstanding options or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding options (and of the shares of the Company's Common Stock for which options may be granted under the 1999 Stock Option Plan) into or for securities or other property of another corporation. Additional limitations apply to the aggregate fair market value of shares granted under incentive stock options that are first exercisable during any calendar year in order to comply with Section 422 of the Code.

    The exercise price of each option is determined by the Committee at the time the option is awarded. In the case of incentive stock options, the option exercise price may not be less than 100 percent of the fair market value of the Company's Common Stock on the date the option is granted. In the case of non-qualified stock options, the option exercise price may be equal to, more than or less than the fair market value of the Company's Common Stock on the date the option is granted.

    Payment of the option exercise price may be made in cash, by certified check, or if authorized by the Committee, by delivery of shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an option that number of shares of Common Stock having an aggregate fair market value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be authorized by the Committee.

    Option grants under the 1999 Stock Option Plan are not transferable otherwise than by will or the laws of descent and distribution.

    The 1999 Stock Option Plan is administered by the Committee. All members of the Committee are non-employee directors.

    The Committee has authority to, within the limits of the 1999 Stock Option Plan, (i) determine the employees to whom options will be granted, (ii) designate an option as an incentive stock option or a non-qualified stock option, (iii) establish the number of shares of Common Stock that may be purchased under each option and the option exercise price, (iv) determine the time and the conditions subject to which options may be exercised in whole or in part, (v) fix the term of all options granted under the 1999 Stock Option Plan, provided that the term of any incentive stock option may not exceed ten years from the date of grant, (vi) determine how withholding taxes related to exercises are paid, (vii) establish any other terms, restrictions or conditions applicable to any option not inconsistent with the provisions of the

1999 Stock Option Plan, and (viii) take any other actions deemed necessary or advisable for the administration of the 1999 Stock Option Plan. The Committee will have the power to interpret the 1999 Stock Option Plan and may adopt, amend and rescind rules, not inconsistent with the provisions of the 1999 Stock Option Plan, as it deems advisable.

    The Board of Directors may amend the 1999 Stock Option Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or other stock exchange rules, applicable Code provisions, or other applicable laws or regulations. Amendments made without stockholder approval could increase the cost to the Company under the 1999 Stock Option Plan although the amount of such cost is not determinable. The Board of Directors may terminate the 1999 Stock Option Plan at any time in its sole discretion. Any termination or amendment of the 1999 Stock Option Plan may not alter or impair any rights or obligations under any option previously granted in any material adverse way without the affected participant's consent.

    Within the limitations of the 1999 Stock Option Plan, the Committee may modify, extend or renew outstanding options or accept the cancellation of outstanding options for the granting of new options in substitution therefore, provided that, except for certain adjustments, (i) no modification of an option may, without the consent of the participant, alter or impair any rights or obligations under any option previously granted in any material adverse way without the affected participant's consent and (ii) the exercise price of outstanding options may not be altered, amended or modified.

    Under current law, the United States federal income tax consequences to participants and the Company of options granted under the 1999 Stock Option Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential United States federal income tax or other tax consequences relevant to employees and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

    A participant receiving a non-qualified stock option under the 1999 Stock Option Plan does not recognize taxable income on the date of grant of the option. However, the participant must generally recognize ordinary income when a non-qualified stock option is exercised equal to the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock. If a holder of a non-qualified stock option pays the exercise price, in full or in part, with previously-acquired shares of the Company's Common Stock, special rules will apply. Special rules also apply if the shares acquired upon exercise of a non-qualified stock option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, executive officers or 10% shareholders. Any compensation includable in the gross income of the participant in respect of a non-qualified stock option will be subject to appropriate federal employment taxes.

    A participant who is granted an incentive stock option will not recognize taxable income either on the date of grant or on the date of its timely exercise, although the spread on exercise of an incentive stock option would be an item of tax preference income potentially subject to the alternative minimum tax. Upon disposition of the shares of the Company's Common Stock acquired upon exercise of an incentive stock option, capital gain or loss would be recognized in an amount equal to the difference between the sales price and the option exercise price, provided the participant has not disposed of the shares of the Company's Common Stock within two years of the date of grant of the option nor within one year from the date of exercise. When a participant exercises an incentive stock option, the Company will not generally be entitled to a federal income tax deduction. However, if the participant disposes of stock acquired through exercise of such an option before meeting the required holding periods, the participant must generally recognize ordinary income in the amount of the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock, except that if the disposition is a sale and the sale price is lower than the value of the shares on the exercise date, the lower sale price generally governs the amount of ordinary income. The Company would generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant. The balance of the gain, if any, will be capital gain taxed at the applicable capital gains rate. If the holder of an incentive stock option pays the exercise price, in full or in part, with previously-acquired shares of the Company's Common Stock, special rules will apply.

    The Company will not be entitled to a federal income tax deduction upon the grant of an option under the 1999 Stock Option Plan. However, when a participant exercises a non-qualified stock option, the Company will generally be entitled to a federal income tax deduction in the amount of the difference between the option exercise price and the fair market value of the shares of the Company's Common Stock on the date of exercise. The payment by the participant to the Company of the exercise price has no tax consequences to the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

3.  APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    In December 2000, the Board of Directors adopted, subject to approval of the stockholders of the Company, an amendment to the Company's 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be purchased by participating employees of the Company from 250,000 to 750,000. At the Annual Meeting of Stockholders held on February 23, 1999, the Company's Stockholders approved the 1999 Employee Stock Purchase Plan (the "ESPP"). Of the initial 250,000 shares of Common Stock authorized under the ESPP 77,606 authorized shares remain available for sale as of December 31, 2000. After the next scheduled quarterly purchase of shares under the ESPP on January 31, 2001, at which time it is anticipated that approximately 40,000 shares will be sold to the Company's employees, there will be an insufficient number of authorized shares available with which to continue the ESPP. As of December 31, 2000, the ESPP had 743 active participants. The increase in the number of shares of Common Stock that may be purchased under the ESPP by participating employees from 250,000 to 750,000 is the only proposed amendment to the ESPP.

    As of December 31, 2000, the Company has sold under the ESPP an aggregate of 169,734 shares to employees, including all current officers who are not executive officers, as a group. As of December 31, 2000, the Company sold an aggregate of 2,660 shares to all current executive officers of the Company as a group. As of December 31, 2000, the Company sold 1,621 shares to Mr. Russell. As of December 31, 2000, there are approximately 1,700 employees eligible to participate in the ESPP.

    The last sale price of the Company's Common Stock on January 11, 2001, as reported by the NASDAQ National Market, was $12.875 per share.

    The following summary description of the ESPP, as proposed to be amended, is qualified in its entirety by reference to the full text of the 1999 ESPP, which is set forth as Appendix C to this Proxy Statement.

    The ESPP became effective April 1, 1999. The ESPP terminates on April 30, 2004, unless terminated sooner by the Company's Board of Directors.

    The ESPP permits eligible employees of the Company and participating subsidiaries to purchase the Company's Common Stock through payroll deductions during twenty (20) consecutive participation periods, beginning with the participation period commencing April 1, 1999. The participation periods are three months in length with the exception of the first participation period, which was four months in length, having commenced on April 1, 1999 and having ended on July 31, 1999. In general, eligible employees can elect for each participation period to purchase full shares through payroll deductions of up to 10 percent of base pay, but in no event may the participant's rights to purchase shares of Common Stock accrue at a rate that exceeds $25,000 of fair market value of Common Stock in a calendar year. The purchase price a participant pays for the shares is equal to 85% of the closing market bid price of the Common Stock on the first business day or the last business day of each participation period, whichever is lower. Shares for the ESPP may be authorized and unissued shares or treasury shares.

    Eligibility to participate will generally be extended to all regular employees of the Company and its participating subsidiaries who are actively and customarily employed for 20 hours or more per week and who have completed three months of employment. Officers and members of the Board of Directors who are eligible employees are also permitted to participate. An employee is ineligible to participate if immediately after such grant, such employee would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, such ownership to be determined by applying the rules of 424(d) of the Code and treating stock which the employee may purchase under outstanding options as stock owned by the employee.

    The ESPP will be administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors (the "Committee"). The Committee may amend the ESPP or adopt sub-plans, in its sole discretion, in order to conform the terms of the ESPP to the requirements of local law with respect to participating subsidiaries that employ participants who reside outside the United States. The Committee will have the power to interpret the ESPP and may adopt, amend and rescind rules, not inconsistent with the provisions of the ESPP, that it deems advisable. The ESPP may be amended by the Board of Directors from time to time as it deems desirable in its sole discretion and without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or other stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations. The Board of Directors may terminate the ESPP at any time in its sole discretion.

    The proceeds of the sale of stock received under the ESPP will constitute general funds of the Company and may be used by it for any purpose.

    The number of shares issued under the ESPP will be adjusted by the Board of Directors in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation without the receipt of consideration by the Company, by reason of reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares, or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustments as it deems equitable.

    Under current law, the United States federal income tax consequences to participants and the Company of options granted under the ESPP would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential United States federal income tax or other tax consequences relevant to employees and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

    If shares of Common Stock are issued to a participant under the ESPP, and if no disposition of such shares is made within two years of the first day of the participation period, or within one year after the transfer to such participant of such shares, or in the event of the participant's death (whenever occurring)

while owning such shares, then; (a) no income will be realized by the participant at the time of the transfer of the shares to such participant and (b) when the participant sells or otherwise disposes of such shares (or dies holding the shares), there will be included in his or her gross income, as compensation, an amount equal to the lesser of (i) the amount by which the fair market value of the shares on the first day of the participation period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at the time of disposition or death exceeds the purchase price for the shares. Any further gain will be treated for federal income tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the participation period applicable to such shares.

    No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of any right to purchase shares under the ESPP if there is no disposition of the shares within either the two-year of one-year periods referred to above. If there is a disposition of shares by a participant within either of these periods, such participant will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of purchase, and the Company will generally be entitled to a deduction in the same amount. The amount of ordinary income realized by the participant may be subject to withholding for taxes. Any difference between the amount received by an employee upon such a disposition and the fair market value of the shares at the time of purchase will be capital gain or loss, as the case may be.

    If the purchase of shares under the ESPP is not pursuant to an "employee stock purchase plan" under Section 423 of the Code, the purchase will be treated as the exercise of a non-qualified stock option. The participant will therefore recognize ordinary income at the time of purchase in an amount equal to the excess of the fair market value of the shares acquired over the purchase price, and the Company will generally be entitled to a deduction in the same amount. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (a) the purchase price for such shares and (b) the amount of ordinary income recognized on the purchase of such shares, will be treated as capital gain or loss, as the case may be.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending September 30, 2001, subject to the ratification of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993.

    If the foregoing appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 2001 Annual Meeting of Stockholders will be subject to approval of stockholders at that meeting. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting and will have the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

5.  OTHER MATTERS

    The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Stockholders Proposals

    Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Corporate Secretary's office, 224 South 108th Avenue, Omaha, Nebraska 68154, no later than September 21, 2001, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

    Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, if the Company does not receive advance notice of a stockholder proposal to be raised at its next Annual Meeting in accordance with the requirements of the Company's By-laws, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company's By-laws provide that written notice of a stockholder proposal must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 80 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Company's By-laws also provide that the chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting, and if he should so determine, that any such business not properly brought before the Meeting shall not be transacted.

    The preceding two paragraphs on stockholder proposals apply to both holders of Common Stock and to holders of Exchangeable Shares, provided that any proposals of holders of Exchangeable Shares should be addressed to the Trustee (at Wells Fargo Bank Minnesota, National Association, 6th and Marquette N9303-120, Minneapolis, MN 55479) rather than to the Company's Secretary.

                      By Order of the Board of Directors,

                      David P. Stokes
                       Secretary

APPENDIX A

TRANSACTION SYSTEMS ARCHITECTS, INC.
AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board of Directors (the Board) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the company's external auditors. The Audit Committee shall make regular reports to the Board.

    The members of the Audit Committee shall be composed of not fewer than three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Audit Committee member.

    The audit committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8. Confirm and assure the independence of the independent auditor.

     9. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    10. Consider and review with management, including the Chief Financial Officer and the independent auditor:

       a. Significant findings during the year, including the state of previous audit recommendations.

       b. Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

       c. Any changes required on the planned scope of the audit.

    11. Consider and review with the independent auditor and the Chief Financial Officer:

       a. The adequacy of the Company's internal controls including information systems and security.

A-1

       b. Related findings and recommendations of the independent auditor along with management's responses

    12. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement

    13. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    14. Meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

    The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

A-2

APPENDIX B

TRANSACTION SYSTEMS ARCHITECTS, INC.

1999 Stock Option Plan
(as amended by the Stockholders on February 22, 2000,
as amended by the Board of Directors on May 5, 2000, and
as proposed to be amended by Stockholders on February 20, 2001)

    Section 1.  Purpose.  The purpose of the Transaction Systems Architects, Inc. Amended 1999 Stock Option Plan (the "Plan") is to provide long term incentives and rewards to employees of Transaction Systems Architects, Inc. (the "Company") and any Subsidiary of the Company, by providing an opportunity to selected employees to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract and retain employees and to encourage their best efforts to work at the success of the Company.

    Section 2.  Definitions.  For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

    2.1.  "Board of Directors"  shall mean the Board of Directors of the Company.

    2.2.  "Code"  shall mean the Internal Revenue Code of 1986, as amended.

    2.3.  "Committee"  shall mean the committee of the Board of Directors referred to in Section 5 hereof.

    2.4.  "Common Stock"  shall mean the Class A Common Stock of the Company.

    2.5.  "Disability"  shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

    2.6.  "Effective Date"  shall have the meaning set forth in Section 18.

    2.7.  "Employee"  shall mean any person, including an officer or employee-director of the Company or any Subsidiary of the Company, who, at the time an Option is granted to such person hereunder, is actively and customarily employed for 20 hours or more per week by the Company or any Subsidiary of the Company.

    2.8.  "Exchange Act"  shall mean the Securities Exchange Act of 1934, as amended.

    2.9.  "Fair Market Value"  shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

    2.10.  "ISO"  shall mean an option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

    2.11.  "Non-Qualified Option"  shall mean an option granted under the Plan which does not constitute and is not treated as an ISO nor as an option described in Section 423(b) of the Code.

    2.12.  "Option"  shall mean any ISO or Non-Qualified Option granted under this Plan.

    2.13.  "Participant"  shall mean any Employee to whom an Option is granted under the Plan.

    2.14.  "Subsidiary of the Company"  means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Section 3.  Eligibility.  Options may be granted to any Employee. The Committee shall have the sole authority to select the Employees to whom Options are to be granted hereunder and to determine whether an Employee is to be granted a Non-Qualified Option or an ISO or any combination thereof. No Employee shall have any right to participate in the Plan. Any Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

    Section 4.  Common Stock Subject to the Plan.

   4.1. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate three million (3,000,000) shares of Common Stock, subject to adjustment pursuant to Section 7. The total number of shares of Common Stock for which Options may be granted to any "covered employee" within the meaning of Section 162(m) of the Code during any twelve month period shall not exceed 118,000 in the aggregate, subject to adjustment pursuant to Section 7.

   4.2. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    4.3.  Special ISO Limitations.

    (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.

    (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

   4.4. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

    Section 5.  Administration of the Plan.

    5.1 The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be directed by the Board of Directors (the "Committee") consisting of no less than two persons. All members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

   5.2. The Committee shall have the sole authority and discretion to grant Options under this Plan and, subject to the limitations set forth in Sections 4.3 and 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Employees who are to be granted Options hereunder; (ii) designating whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) establishing the number of shares of Common Stock that may be purchased under each Option upon exercise and the Option exercise price per share of Common Stock; (iv) determining the time and the conditions subject to which Options may be exercised in whole or in part; (v) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock or the shares of Common Stock available under the Option may be used by a Participant to exercise an Option) and establishing procedures in connection therewith; (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing procedures whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Participant upon exercise of an Option; (ix) accelerating or, with the consent of the Participant, deferring the time when outstanding Options may be exercised, provided, however, that any ISO's shall be "accelerated" within the meaning of Section 424(h) of the Code; (x) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan; (xi) authorizing any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) taking any other actions deemed necessary or advisable for the administration of the Plan.

   5.3. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

   5.4. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

    5.5 Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

   5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

    Section 6.  Terms and Conditions of Options.

    6.1.  ISO's.  Except as otherwise provided in this Section 6.1, the terms and conditions of each ISO granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any ISO granted under the Plan unless and until the Company and the person to whom such ISO shall have been granted shall have executed and delivered an agreement expressly granting the ISO to such person and containing provisions setting forth the terms for the ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. The terms and conditions of each ISO agreement shall include the following:

    (a) The ISO exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

    (b) ISO's shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

    (c) The Committee shall fix the term of all ISO's granted pursuant to the Plan (including the date on which such ISO shall expire and terminate) provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

    (d) In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    6.2.  Non-Qualified Options.  The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any Non-Qualified Option granted under the Plan unless and until the Company and the person to whom such Non-Qualified Option shall have been granted shall have executed and delivered an agreement expressly granting the Non-Qualified Option to such person and containing provisions setting forth the terms for the Non-Qualified Option. The terms and conditions of each Non-Qualified Option will be such that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. The terms and conditions of each Non-Qualified Option agreement shall include the following:

    (a) The Option exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

    (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

    (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

    (d) In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    6.3  Vesting; Period for Exercise of Option.  In the sole discretion of the Committee, the terms and conditions of any Option may include any of the following provisions:

    (a) An Option may not be exercised during the first year from the date it is granted. After the first anniversary of the date on which an Option is granted, it may be exercised as to not more than 33 1/3% of the shares of Common Stock available for purchase under the Option and, after the second and third anniversaries of the Option grant date, it may be exercised as to not more than an additional 33 1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised.

    (b) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company for any reason other than as a result of his death or Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and only to the extent that the Participant could have otherwise exercised such Option as of the date on which he ceased to be so employed. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee.

    (c) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company by reason of his Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee by reason of his Disability.

    (d) If a Participant dies while employed by the Company or a Subsidiary of the Company (or dies within a period of one month after ceasing to be an Employee for any reason other than Disability or within a period of one year after ceasing to be an Employee by reason of Disability), the unexercised portion of any Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

    6.4.  Procedures for Exercise of Option; Rights of Stockholder.  Any Option granted hereunder shall be exercisable at such times, under such conditions, as shall be determined by the Committee and in accordance with the terms of the Plan. An Option may not be exercised for a fraction of a share of Common Stock. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the Participant entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable hereunder. Payment for the shares of Common Stock upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an Option that number of shares of Common Stock having an aggregate Fair Market Value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be permitted under applicable law and the Plan and authorized by the Committee under Section 5.2 of the Plan. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 7 of the Plan. Each exercise of an Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Option.

    Section 7.  Adjustments.

    7.1 In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO's and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    7.2 Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Committee shall be final, conclusive and binding for all purposes of the Plan.

    Section 8.  Effect of the Plan on Employment Relationship.  Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 9.  Amendment of the Plan.  The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations.

    Section 10.  Termination of the Plan.  The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent.

    Section 11.  Modification, Extension and Renewal of Options.  Within the limitations of the Plan and subject to Section 7, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefore. Notwithstanding the preceding sentence, except for any adjustment described in Section 7, (i) no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent, and (ii) the exercise price of outstanding Options may not be altered, amended or modified.

    Section 12.  Governing Law.  The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

    Section 13.  No Strict Construction.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

    Section 14.  Successors.  This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

    Section 15.  Severability.  If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

    Section 16.  Plan Provisions Control.  The terms of the Plan govern all Options granted under the Plan, and in no event will the Committee have the power to grant any Option under the Plan, which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control.

    Section 17.  Headings.  The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    Section 18.  Effective Date of the Plan.  The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan and any then outstanding Options that may have been conditionally granted prior to such stockholder meeting shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of February 23, 1999. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 10.

APPENDIX C

TRANSACTION SYSTEMS ARCHITECTS, INC.
1999 Employee Stock Purchase Plan
(as proposed to be amended by Stockholders on February 20, 2001)

    Section 1.  Purpose.  The purpose of the Transaction Systems Architects, Inc. Employee Stock Purchase Plan (the "Plan") is to provide an opportunity to current employees of Transaction Systems Architects, Inc. (the "Company") or any Participating Subsidiary of the Company to purchase its Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Plan authorizes the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

    Section 2.  Definitions.  For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

    2.01.  "Base Pay"  shall mean the monthly pay rate of a salaried Employee or the hourly pay rate of an hourly Employee. Base Pay shall not include payments for overtime, allowances, bonuses and other special payments, commissions and other marketing incentive payments.

    2.02.  "Board of Directors"  shall mean the Board of Directors of the Company.

    2.03.  "Committee"  shall mean the committee of the Board of Directors referred to in Section 5 hereof.

    2.04.  "Common Stock"  shall mean the Class A Common Stock of the Company.

    2.05.  "Employee"  shall mean any person, including any officer or employee-director of the Company or any Participating Subsidiary of the Company, who is actively and customarily employed for 20 hours or more per week by the Company or a Participating Subsidiary of the Company.

    2.06.  "Fair Market Value"  shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

    2.07.  "Offering"  shall have the meaning described in Section 4.01.

    2.08.  "Option"  shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

    2.09.  "Participant"  shall mean any Employee that is eligible to participate in the Plan in accordance with Section 3 and who elects to participate in the Plan.

    2.10  "Participating Subsidiary of the Company"  means any Subsidiary of the Company that has been designated by the Board of Directors as eligible to participate in the Plan with respect to its Employees.

    2.11.  "Participation Period"  shall mean the period beginning on April 1, 1999 and ending on July 31, 1999 and each three-month period thereafter during the term of the Plan. The Plan shall be in effect from April 1, 1999, to April 30, 2004. There shall be twenty Participation Periods during the term of the Plan.

    2.12.  "Subsidiary of the Company"  means any foreign or U.S. domestic corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Section 3.  Eligibility and Participation.  The following provisions shall govern the eligibility of Employees to participate in the Plan.

    3.01.  Eligibility.  Any Employee who shall have completed three months of employment with the Company or any Participating Subsidiary of the Company shall be eligible to participate in the Offering as of the first day of the next Participation Period. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q). The Committee may impose restrictions on eligibility and participation of Employees who are officers or directors to facilitate compliance with federal or state securities laws or foreign laws.

    3.02.  Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

    (a) if, immediately after such grant, such Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or

    (b) which would permit his or her rights to purchase stock under the Plan (and under any other plans of the Company or any Subsidiary of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds the lesser of (i) $25,000 or (ii) 10% of the Employee's Base Pay of fair market value of the stock (determined on the basis of the fair market value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding.

    3.03.  Commencement of Participation.  A Participant may elect to participate by executing the enrollment form prescribed for such purpose by the Committee which enrollment form may include an application for an account with the Company's designated broker. The enrollment form shall be filed with the Committee at any time prior to the first day of the next Participation Period. The Participant shall designate on the enrollment form the percentage of his or her Base Pay which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10%. Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Employee.

    Section 4.  Common Stock Subject to the Plan.

    4.01.  Number of Shares.  The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 750,000 shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the "Offering"). The Offering shall begin on April 1, 1999 and shall terminate on April 30, 2004.

    4.02.  Reissuance.  The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock reacquired at any time and now or hereafter held as treasury stock of the Company as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    Section 5.  Administration of the Plan.

    5.01.  Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee established by the Board of Directors (the "Committee") consisting of no less than two persons. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

    5.02.  Interpretation.  The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder, and (ii) to adopt such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

    5.03.  Finality.  The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

    5.04.  Voting by Committee Members.  Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

    5.05.  Expenses.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

    5.06  Non-U.S. Participation.  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax and withholding procedures which vary with local requirements. With respect to any Participating Subsidiary which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions which sub-plans may be designed to be outside the scope of Code Section 423. The provisions of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4.01, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

    Section 6.  Payroll Deductions.

    6.01.  Amount of Deduction.  At the time a Participant files his or her enrollment form authorizing payroll deductions pursuant to Section 3.03, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a Participant in the Offering.

    6.02.  Participant's Account; No Interest.  All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant's account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock, unless required under local law.

    6.03.  Changes in Payroll Deductions.  A Participant may change the rate of payroll deductions, effective for the next Participation Period, by filing a new enrollment form with the Committee at any time prior to the first day of the Participation Period for which such change is to be effective. A Participant may also discontinue his or her participation in the Plan by notifying the Committee in accordance with the procedures established by the Committee for such purpose.

    6.04.  Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law.

    Section 7.  Grant of Option.

    7.01.  Terms and Conditions.  A description of the terms and conditions of the Plan shall be made available to Participants in such form and manner as the Committee shall approve.

    7.02.  Number of Option Shares.  On the first business day of each Participation Period during the term of the Plan, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock during the Participation Period equal to the number obtained by multiplying (i) the percentage of the Employee's Base Pay for that Participation Period which he or she has elected to have withheld pursuant to Section 6.01 by (ii) the Employee's Base Pay for that Participation Period and dividing the resulting product by (iii) 85% of the Fair Market Value of one share of Common Stock of the Company on the first business day or on the last business day of that Participation Period, whichever is lower, provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed the number of shares set forth in Section 4.01. If the total number of shares of Common Stock for which Options would have been granted to Participants pursuant to the preceding sentence would have exceeded the number of shares set forth in Section 4.01 (absent the proviso in the preceding sentence), the Committee shall make a pro rata allocation of the shares of Common Stock available for grant to Participants' Options in such manner as it shall determine, in its sole discretion, to be reasonably practicable, uniform and equitable.

    7.03.  Option Price.  The Option price per share of the Common Stock subject to an Option shall be 85% of the Fair Market Value of one share of Common Stock on the first business day or on the last business day of the applicable Participation Period, whichever is lower.

    7.04.  Interest in Option Stock.  A Participant shall have no interest in shares of Common Stock covered by his or her Option until such Option has been exercised.

    7.05.  Transferability.  Neither payroll deductions credited to a Participant's account nor Options granted to a Participant shall be transferable other than by will or the laws of descent and distribution and, during a Participant's lifetime, an Option shall be exercisable only by the Participant.

    7.06  Tax Withholding.  In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    Section 8.  Exercise of Options.

    8.01.  Automatic Exercise.  Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his or her Option to acquire Common Stock with payroll deductions credited to his or her account for any Participation Period will be deemed to have been exercised automatically on the last business day of the applicable Participation Period for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess credited to his or her account at that time will be carried forward to the next Participation Period.

    8.02.  Fractional Shares.  Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next following Participation Period.

    8.03.  Delivery of Stock.  As soon as reasonably practicable after each Participation Period, the Company will deliver to the Participant's account with the Company's designated broker, in such Participant's name, the shares of Common Stock purchased upon exercise of such Participant's Option. It is a condition of participation in the Plan that each Participant maintain an account with the broker designated by the Company. The Company reserves the right to change its designated broker from time to time in its sole discretion.

    Section 9.  Withdrawal.

    9.01.  In General.  A Participant may withdraw payroll deductions credited to his or her account for a Participation Period under the Plan at any time prior to the last business day of such Participation Period by giving written notice to the Committee. As soon as reasonably practicable after receipt by the Committee of his or her notice of withdrawal, the payroll deductions credited to the Participant's account for such Participation Period will be paid to him or her without interest (except to the extent required by local law), and no further payroll deductions will be made from his or her Base Pay for such Participation Period.

    9.02.  Cessation of Employee Status.  In the event a Participant shall cease to be an Employee during a Participation Period for any reason, other than as a result of his or her death, the payroll deductions credited to his or her account for such Participation Period will be returned to him or her without interest (except to the extent required by local law) as soon as reasonably practicable thereafter.

    9.03.  Termination Due to Death.  In the event a Participant shall cease to be an Employee during a Participation Period by reason of his or her death, his or her legal representative shall have the right to elect, by written notice to the Committee prior to the last business day of the Participation Period:

    (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan for such Participation Period without interest (except to the extent required by local law), or

    (b) to exercise the Participant's Option for such Participation Period with any excess in the Participant's account after exercise of the Option to be returned to the Participant's legal representative.

    In the event that no such written notice of election is duly and timely received by the Committee, the Participant's legal representative shall automatically be deemed to have elected, pursuant to clause (b) above, to exercise the Participant's Option.

    Section 10.  Adjustments.

    10.01  Changes In Capitalization.  In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.01 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    10.02  Acquisition, Merger, Sale of Assets, Dissolution or Liquidation.  Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board of Directors shall be final, conclusive and binding for all purposes of the Plan.

    Section 11.  Effect of the Plan on Employment Relationship.  Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 12.  Amendment of the Plan.  The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, applicable NASDAQ National Market or stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations.

    Section 13.  Termination of the Plan.  The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan in any material adverse way without the consent of the affected Participant.

    Section 14.  Governing Law.  The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

    Section 15.  No Strict Construction.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any

Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

    Section 16.  Successors.  This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

    Section 17.  Severability.  If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

    Section 18.  Plan Provisions Control.  Except as otherwise provided in Section 5.06, the terms of the Plan govern all Options granted under the Plan, and in no event will any Option be granted under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control except as otherwise provided in Section 5.06.

    Section 19.  Headings.  The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    Section 20.  Effective Date of the Plan.  The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of April 1, 1999. The Plan shall continue in effect until April 30, 2004 unless sooner terminated under Section 13.

TRANSACTION SYSTEMS ARCHITECTS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, February 20, 2001
10:00 a.m.
Transaction Systems Architects, Inc.
230 South 108th Avenue
Omaha, Nebraska 68154

Transaction Systems Architects, Inc. 230 South 108th Avenue, Omaha, Nebraska 68154	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 20, 2001.

The undersigned hereby appoints William E. Fisher, Dwight G. Hanson, and David P. Stokes, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 20, 2001, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

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  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
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  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
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  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/tsai/—QUICK *** EASY *** IMMEDIATE

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  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
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  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Transaction Systems Architects, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
 Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

DIRECTORS
1. Election of Directors:	01 William E. Fisher	02 Charles E. Noell, III	/ / FOR all	/ / WITHHOLD
	03 Jim D. Kever	04 Larry G. Fendley	nominees	all nominees
	05 Roger K. Alexander	06 Gregory J. Duman
(To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to approve the Amendment to the Company's 1999 Stock Option Plan.	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	Proposal to approve the Amendment to the Company's 1999 Employee Stock Purchase Plan.	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ended September 30, 2001.	/ / FOR	/ / AGAINST	/ / ABSTAIN
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box / /   Indicate changes below:

DATED:	, 2001

Signature
(If there are co-owners both must sign)
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administration, etc., should include title and authority. Corporations should use full name of corporation and title of authorized officer signing the proxy.

TRANSACTION SYSTEMS ARCHITECTS, INC. ANNUAL MEETING OF STOCKHOLDERS Tuesday, February 20, 2001 10:00 A.M.
TRANSACTION SYSTEMS ARCHITECTS, INC. 230 South 108th Avenue Omaha, Nebraska 68154
Transaction Systems Architects, Inc. 230 South 108th Avenue, Omaha, Nebraska 68154	Voting Instruction Card

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 20, 2001.

The undersigned hereby instructs Wells Fargo Bank Minnesota, National Association (the "Trustee"), and, unless you withhold authority by checking the following box / /, authorizes the Trustee to appoint by proxy William E. Fisher, Dwight G. Hanson, and David P. Stokes, and each of them, with power to appoint a substitute, the proxy or proxies to attend the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 20, 2001, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska and at all adjournments thereof, and to exercise the voting rights for all Exchangeable Shares of TSA Exchangeco Limited that the undersigned is entitled to exercise, in accordance with the specifications on the reverse side and, in their discretion, on all other matters that may properly come before the meeting or any adjournment or adjournments thereof, all as set forth in the Proxy Statement for the Annual Meeting, and hereby revokes all former instructions and proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

The voting rights for the Exchangeable Shares will be exercised as directed by the holder only if this voting instruction card is completed, returned to and received not later than 4:30 p.m. (Minneapolis time) on Friday, February 16, 2001 by Wells Fargo Bank Minnesota, National Association, 6th and Marquette-N9303-120, Minneapolis, Minnesota 55479. Voting instruction cards may be mailed in the return envelope provided or faxed to 612-667-9825.

IN THE EVENT YOU WISH TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE CHECK THE FOLLOWING BOX / /, IN WHICH CASE THE TRUSTEE WILL ISSUE A PROXY TO YOU. IN THE EVENT YOU WISH TO APPOINT A DESIGNEE TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE INDICATE THE NAME AND ADDRESS OF YOUR DESIGNEE. NAME:           , ADDRESS           , AND THE TRUSTEE WILL ISSUE A PROXY TO YOUR DESIGNEE TO ATTEND THE MEETING AND VOTE YOUR SHARES DIRECTLY. HOWEVER, THE TRUSTEE ACCEPTS NO RESPONSIBILITY FOR TIMELY FORWARDING A PROXY TO VOTE YOUR SHARES IF SUCH INSTRUCTION IS NOT RECEIVED BY 4:30 P.M. (MINNEAPOLIS TIME) ON FEBRUARY 16, 2001. IN ALL EVENTS, THE RISK OF DELIVERY OF SUCH A PROXY REMAINS WITH THE HOLDERS OF EXCHANGEABLE SHARES.

PLEASE DATE, SIGN AND MAIL YOUR VOTING INSTRUCTION CARD BACK AS SOON AS POSSIBLE!

Please detach here

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

DIRECTORS
1.	Election of directors:	01 William E. Fisher 03 Jim D. Kever 05 Roger K. Alexander	02 Charles E. Noell, III 04 Larry G. Fendley 06 Gregory J. Duman	/ /	FOR all nominees	/ /	WITHHOLD all nominees
(To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the Amendment to the Company's 1999 Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
3.	Proposal to approve the Amendment to the Company's 1999 Employee Stock Purchase Plan.	/ /	For	/ /	Against	/ /	Abstain
4.	Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ended September 30, 2001.	/ /	For	/ /	Against	/ /	Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED ONLY AS DIRECTED. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box / /	Dated:	, 2001
Indicate changes below:

Signature(s) in Box (If there are co-owners both must sign)

Please sign exactly as your name(s) appear on the voting instruction card. If held in joint tenancy, all persons must sign. Trustees, administration, etc., should include title and authority. Corporations should use full name of corporation and title of authorized officer signing the voting instruction card.

QuickLinks

Notice of Annual Meeting of Stockholders
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
TRANSACTION SYSTEMS ARCHITECTS, INC. AUDIT COMMITTEE CHARTER
TRANSACTION SYSTEMS ARCHITECTS, INC. 1999 Stock Option Plan (as amended by the Stockholders on February 22, 2000, as amended by the Board of Directors on May 5, 2000, and as proposed to be amended by Stockholders on February 20, 2001)
TRANSACTION SYSTEMS ARCHITECTS, INC. 1999 Employee Stock Purchase Plan (as proposed to be amended by Stockholders on February 20, 2001)